UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 4, 2008, Genitope Corporation (“Genitope” or the “Company”) received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for 30 consecutive trading days, the Company’s common stock did not maintain a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion on the Nasdaq Global Market under Marketplace Rule 4450(a)(2) (the “Rule”). In accordance with Marketplace Rule 4450(e)(1), Genitope was given 90 calendar days, or until September 3, 2008, to regain compliance with the Rule. The letter also indicated that, if, at any time before September 3, 2008, the market value of the publicly held shares of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Rule. The letter further indicated that, if Genitope does not regain compliance by September 3, 2008, Nasdaq will provide written notification that Genitope’s common stock will be delisted, after which Genitope may appeal the staff determination to the Nasdaq Listing Qualifications Panel. In addition, the Company may be delisted during the 90-day period for failure to maintain compliance with any of the other Nasdaq listing requirements for which it is currently on notice.
     A copy of the Company’s press release announcing receipt of the staff deficiency letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1	Press Release entitled “Genitope Corporation Announces Receipt of Nasdaq Letter,” dated June 10, 2008.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: June 10, 2008	By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr., Ph.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

Exhibit 99.1	Press Release entitled “Genitope Corporation Announces Receipt of Nasdaq Letter,” dated June 10, 2008.